UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

ARRIVENT BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41929	86-3336099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Campus Boulevard, Suite 100 Newtown Square, PA	19073
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (628) 277-4836

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in the Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On March 11, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of ArriVent BioPharma, Inc. (the “Company”) approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm. The dismissal was not related to any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The reports of KPMG on the financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023 and during the interim period through March 11, 2025, there were (a) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports, and (b) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the material weaknesses in the Company’s internal control over financial reporting as previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 28, 2024 with respect to (i) the review and approval of manual journal entries and (ii) the accounting for certain nonroutine transactions. The material weakness with respect to the accounting for certain nonroutine transactions resulted in the restatement of the Company’s financial statements for the year ended December 31, 2022. These material weaknesses were remediated as of December 31, 2024, as previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025. These reportable events were discussed among the Audit Committee and KPMG. KPMG has been authorized by the Company to respond fully to the inquiries of PwC, the successor independent registered public accounting firm, concerning these reportable events.

The Company provided KPMG with a copy of the above disclosures and has requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of KPMG’s letter dated March 13, 2025 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On March 11, 2025, the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and during the interim period through March 11, 2025, neither the Company nor anyone on its behalf has consulted with PwC regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from KPMG LLP, dated March 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARRIVENT BIOPHARMA, INC.

By:	/s/ Winston Kung
Winston Kung
Chief Financial Officer and Treasurer

Date: March 13, 2025